UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2013

NOHO, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54746	27-2300669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8340 E. Raintree Dr., Unit D Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 944-6477

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 18, 2013, the Company entered into an Acquisition Agreement and Plan of Merger by and among, Dolce Sub Co, a Nevada corporation and wholly owned subsidiary of Company, (“Sub Co”) and Dolce Bevuto, Inc., a Nevada corporation (“DB”); DB and Sub Co being the constituent entities in the Merger. The Company intends to issue 12,713,763 shares of its Rule 144 restricted common stock in exchange for 100% of DB’s issued and outstanding stock.  Pursuant to the terms of the merger, Sub co will be merged with DB and Sub Co will cease to exist; DB will become a wholly owned-subsidiary of the Company. The Merger, upon closing will provide the Company with the ownership of 100% of DB. Closing is anticipated to occur on March 25, 2013.

A copy of the Acquisition and Plan of Merger is attached hereto as exhibit 10.1.

Item 8.01                      Other Events.

On February 22, 2013, the trading symbol for the Company’s common stock, which is quoted on the OTC:QB, was changed from HANG to DRNK.

Item 9.01                      Exhibits.

Exhibit Number	Description
10.1	Acquisition Agreement and Plan of Merger – Dated March 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOHO, INC.

By: /S/ John Grdina
John Grdina, President

Date:  March 21, 2013